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                                                                     EXHIBIT 5.1

                         OPINION OF MICHAEL A. ZUERCHER


                                August 16, 2000


Stamps.com Inc.
3420 Ocean Park Boulevard, Suite 1040
Santa Monica, California 90405

          Re: Stamps.com Inc. Registration Statement on Form S-3 for the Issuance of 30,000 Shares of Common Stock

Ladies and Gentlemen:

     I have acted as counsel to Stamps.com Inc., a Delaware corporation ("Stamps.com"), in connection with the registration for issuance of up to 30,000 shares (the "Shares") of Stamps.com's Common Stock pursuant to Stamps.com's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the "Act").

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     I have reviewed Stamps.com's charter documents and the corporate proceedings taken by Stamps.com in connection with the issuance and sale of the Shares. Based on such review, I am of the opinion that the Shares have been duly authorized, and when issued in accordance with stock award plan described in the Registration Statement will be legally issued, fully paid and nonassessable.

     I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference of my capacity as Stamps.com's Senior Director, Legal Affairs and Secretary under the caption "Legal Matters" in the prospectus, which is part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     This opinion letter is delivered in my capacity as Senior Director, Legal Affairs and Secretary of Stamps.com and is rendered as of the date first written above. I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to Stamps.com or the Shares.

                                 Very truly yours,

                                 /s/ Michael A. Zuercher

                                 Michael A. Zuercher
                                 Senior Director, Legal Affairs and Secretary